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                                                                   EXHIBIT 10(a)

                        HOUSTON INDUSTRIES INCORPORATED
                     EXECUTIVE INCENTIVE COMPENSATION PLAN

              (As Amended and Restated Effective January 1, 1991)


                               Seventh Amendment


                 Houston Industries Incorporated, a Texas corporation (the "Company"), having amended and restated the Houston Industries Incorporated Executive Incentive Compensation Plan, effective January 1, 1991 (the "Plan"), and having reserved the right under Paragraph 18 thereof to amend the Plan, does hereby amend the Plan, effective January 1, 1996, as follows:

                 1. Paragraph 11B. of the Plan is hereby amended to read as follows:

                 "B. Payment of Long-Term Award. Upon satisfaction of the Long-Term Performance Goal as determined by the Committee, payment of the Long-Term Award shall be made in cash and/or full shares of HII Stock (as determined by the Committee in its sole and absolute discretion) to the Participant as soon as practicable after the close of the four (4) consecutive calendar year measurement period described in paragraph 6 above, provided that (i) the Participant has satisfied the requirements of paragraph 4 throughout such measurement period and
         (ii) the payment in the form of HII Stock shall be permitted only with respect to measurement periods commencing on or after January 1, 1996.

                          If the form of payment of a Long-Term Award is undesignated by the Committee, such Award will be paid entirely in the form of cash. If all or any portion of such Award is to be paid in HII Stock, the number of full shares payable shall be determined by dividing the portion of such Participant's Long-Term Award payable in cash by an amount equal to the Market Price of HII Stock as of the date of the Committee determination regarding payment of the Long-Term Award. Any fractional share shall be paid in cash."

                 2. Paragraph 15 of the Plan is hereby amended by adding at the end thereof the following:

         "With respect to any Long-Term Award payable in full shares of HII Common Stock, the Committee shall deduct applicable taxes (without regard to any alternative rule permitting the use of the flat percentage rate in computing such applicable income tax withholding amounts) and withhold, at the time of delivery or other appropriate time, an appropriate amount of cash or number of shares of HII Common Stock or





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         combination thereof for payment of taxes as required by law, such withholding to be administered on a uniform basis (not involving any election by any Participant). If shares of HII Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made."

                 IN WITNESS WHEREOF, Houston Industries Incorporated has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 18th day of June, 1996, but effective as of the date stated herein.

                                        HOUSTON INDUSTRIES INCORPORATED



                                        By:      /s/ D. D. Sykora
                                            -----------------------------------
                                             D. D. Sykora
                                             Chairman of the Benefits Committee

ATTEST:

       /s/ Rufus S. Scott
- ------------------------------------
Assistant Corporate Secretary





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